Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ellie Mae, Inc. of our report on the audited financial statements of Mavent Holdings Inc. and Subsidiary dated March 8, 2010, appearing in Amendment No. 7 to the Registration Statement on Form S-1 of Ellie Mae, Inc.

/s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP

Irvine, California

May 24, 2011